UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 28, 2011
THE TJX COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-4908	04-2207613

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
770 Cochituate Road, Framingham, MA 01701
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (508) 390-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     As part of the succession planning of The TJX Companies, Inc. (TJX), effective January 30, 2011, Ernie Herrman was elected President of TJX, and Carol Meyrowitz resigned that position. Ms. Meyrowitz continues as Chief Executive Officer. Mr. Herrman, 50, had been Senior Executive Vice President, Group President since August 2008 and was Senior Executive Vice President from January 2007 to August 2008 and President, Marmaxx from January 2005 to August 2008.
     TJX entered into new employment agreements with Ms. Meyrowitz and Jeffrey G. Naylor, Senior Executive Vice President, Chief Financial and Administrative Officer, and an amended and restated employment agreement with Mr. Herrman. Each of the new and amended agreements is effective on January 30, 2011 and, unless earlier terminated in accordance with its terms, continues until February 2, 2013 for Ms. Meyrowitz and Mr. Herrman and until February 1, 2014 for Mr. Naylor.
     The employment agreements provide for a minimum annual base salary of $1,320,000 for Ms. Meyrowitz, $1,100,000 for Mr. Herrman and $790,000 for Mr. Naylor, as well as participation in the Management Incentive Plan (MIP), Long Range Performance Incentive Plan (LRPIP) and Stock Incentive Plan (SIP) at levels commensurate with their respective positions and responsibilities. Ms. Meyrowitz’s agreement provides for new target awards during the term of the agreement of at least 150% of her base salary for MIP and at least 100% of her base salary for LRPIP and adjusts her existing target awards for open LRPIP cycles to reflect her base salary. The agreements also entitle the executives to participate in TJX’s fringe benefit and deferred compensation plans, including, for Ms. Meyrowitz, an automobile allowance commensurate with her position and specified interest rate assumptions for determining her benefit under the Supplemental Executive Retirement Plan (SERP) if more favorable than existing plan terms.
     Ms. Meyrowitz’s agreement reflects the understanding of the parties that during the term of her agreement she will be able to delegate more of her day-to-day responsibilities and reduce her overall time commitment, while retaining responsibility for all executive functions associated with her duties and responsibilities as Chief Executive Officer of TJX.
     Each executive agreed to non-competition and non-solicitation provisions while employed by TJX and for 24 months thereafter, and to confidentiality provisions with respect to TJX’s confidential or proprietary information during and after employment. Under the agreements, upon an involuntary termination without cause (or a voluntary termination in connection with forced relocation) an executive is entitled to continuation of salary (for Ms. Meyrowitz, at her fiscal 2011 salary rate) and any automobile allowance for 24 months; a cash payment (grossed up for taxes) to cover the cost of any COBRA continuation of health benefits, subject to possible early termination if the executive obtains other coverage; certain MIP and LRPIP awards for the year or award cycle in which the termination occurs, subject to attainment of the applicable performance goals and adjusted to reflect the period of service during the year or cycle; SIP awards in accordance with their terms (plus, for Ms. Meyrowitz, acceleration of outstanding and unvested stock options as provided under her agreement); and vested and accrued, but unpaid, pay and benefits. The same benefits would be payable upon termination of employment during the term due to death or disability (except that base salary continuation would be offset by any long-term disability benefits, and the MIP award would be an unprorated target MIP award), or at the end of the agreement term if, in the case of Ms. Meyrowitz, the parties do not mutually agree to continue her employment or if, in the case of Mr. Herrman and Mr. Naylor, the executive’s employment ends and TJX fails to offer continued service in a comparable position, as reasonably determined by the Executive Compensation Committee of the Board of Directors. During the term of the agreements, if an executive terminates employment voluntarily (other than in connection with a forced relocation), he or she will only be entitled to vested and accrued, but unpaid, pay and benefits, except that upon a voluntary termination with 90 days’ notice during the term Ms. Meyrowitz will also be entitled to the continuation of salary and automobile allowance, and payments to cover the cost of COBRA continuation of health benefits, in each case on the same basis as if she had been involuntarily terminated without cause, as well as prorated LRPIP benefits for any full fiscal years in a cycle that are completed prior to termination.
     If a change of control should occur before the end of the agreement term, the executives will each be entitled to a lump sum settlement at target of MIP and LRPIP awards for which the performance period or cycle had not ended, in addition to payment of any unpaid but earned amounts under those programs, plus any benefits (including any acceleration of awards) under the SIP and TJX’s deferred compensation plans. If, during the 24-month period following a change of control, the executive’s employment were to terminate by reason of an involuntary termination without cause, a voluntary termination for good reason (as defined), or death or disability, in lieu of other severance benefits the executive would also be entitled to a lump sum payment equal to two times the sum of his or her annual base salary (offset by any long-term disability benefits), target MIP award amount and annual automobile allowance; continued health and life insurance benefits for two years, except to the extent the executive has coverage from another employer; and vested and accrued, but unpaid, pay and benefits. Ms. Meyrowitz would be treated for this purpose as having an annual base salary at her fiscal 2011 salary rate, and she would also be entitled to a lump sum payment of her vested SERP benefit determined under assumptions specified in her agreement representing early commencement of her benefit. Each executive would receive only vested and accrued, but unpaid, pay and benefits upon a voluntary termination without good reason following a change of control. Upon a change of control, each executive would no longer be bound by any post-termination noncompetition undertakings. If the executive’s benefits upon a change of control were to result in a “golden parachute” excise tax under the Internal Revenue Code, the executive would not be entitled to any tax gross-up payment but would be entitled to a reduction in his or her benefits to the extent such a reduction would put the executive in a better after-tax position. TJX is also obligated to pay all legal fees and expenses reasonably incurred by an executive in seeking enforcement of contractual rights following a change of control.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.
/s/ Ann McCauley
Ann McCauley
Executive Vice President, General Counsel

Dated: February 1, 2011